                                                           Filing Date: 10/10/01


                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission
        Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              Auspex Systems, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                              AUSPEX SYSTEMS, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 15, 2001

To the Stockholders of Auspex Systems, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 1:30 p.m., local time, on Thursday, November 15, 2001, at the Company's headquarters, 2800 Scott Boulevard, Santa Clara, California 95050, for the following purposes:

          1. To elect two (2) Class II directors of the Company each to serve for a two-year term.

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the Company's fiscal year ending June 30, 2002.

          3. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 2, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          [/s/ HENRY P. MASSEY]

                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
October 12, 2001

                              AUSPEX SYSTEMS, INC.

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 15, 2001 at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters at 2800 Scott Boulevard, Santa Clara, California 95050. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR": (i) the election of the two (2) nominees for Class II director set forth herein; (ii) the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (iii) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 2001 including financial statements, were first mailed on or about October 12, 2001, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 2, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 45,464,519 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may engage a proxy solicitation firm, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals and estimates that such service will cost approximately $7,500. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     A quorum is necessary to hold a valid meeting of stockholders. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares represented by a proxy in which authority to vote for any matter considered is "withheld", a proxy marked "abstain" or a proxy as to which there is a "broker non-vote" will be considered present at the Annual Meeting for purposes of determining a quorum.

     An abstention is a properly executed proxy marked ABSTAIN for any matter other than the election of directors. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total voting power present with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     A broker "non-vote" occurs when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares. The Delaware Supreme Court has held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the voting power present with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, broker non-votes will affect whether or not a quorum is present with respect to a proposal, but will not affect the outcome of the voting on the proposal.

     All votes cast either in person or by proxy, other than broker non-votes, represent voting power present or "Votes Cast" at the Annual Meeting.

     There are differing vote requirements for the various proposals. A plurality of the Votes Cast is required to elect directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. The affirmative vote of a majority of the Votes Cast is required for all other matters.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2002 Annual Meeting of Stockholders in November 2002 and to mail proxy statements relating to such meeting in October 2002. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements set forth in the Company's Bylaws and in the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). The Company's Bylaws provide that the Company must receive all stockholder proposals by August 25, 2002 or such proposal may not be presented at the 2002 Annual Meeting. In addition, if a stockholder would like to include a proposal in the Company's proxy statement for the 2002 Annual Meeting, then the Company must receive the proposal by June 11, 2002. Such stockholder proposals should be submitted to Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention: Secretary.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into two classes. The directors are elected to serve staggered two-year terms, such that the term of one class of directors expires each year. The Company currently has four directors divided among the two classes as follows: Class I -- Gary J. Sbona and Richard E. Chapman; and Class II -- John E. McNulty and Karl C. Powell. Mr. McNulty and Mr. Powell have been nominated by the Company's board of directors for election at the Annual Meeting for a two-year term ending at the 2003 Annual Meeting of Stockholders and until such director's successor is elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class II nominees named below. In the event that such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated by the Company's stockholders for election as director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed. The Company is not aware that the nominee(s) will be unable or will decline to serve as a director. The directors elected at this Annual Meeting will serve until the term of such director's class expires and until such director's successor has been duly elected and qualified. The Board of Directors will consider the names and qualifications of candidates for the Board of Directors submitted by stockholders in accordance with the procedures set forth in "Stockholder Proposals for Next Annual Meeting" above.

VOTE REQUIRED

     The two (2) nominees in Class II receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" MR. MCNULTY AND MR. POWELL AS THE CLASS II DIRECTORS.

     The names of the directors, certain information about them and their ages as of October 2, 2001 are set forth below:

                                                                               DIRECTOR    TERM
NAME OF DIRECTOR                    AGE      POSITION(S) WITH THE COMPANY       SINCE     EXPIRES
----------------                    ---      ----------------------------      --------   -------
NOMINEES FOR CLASS II DIRECTORS
Karl C. Powell....................  58    Director                               2000      2001
John E. McNulty...................  55    Director                               2000      2001
CLASS I DIRECTORS WHOSE TERMS
CONTINUE
Gary J. Sbona.....................  58    Chief Executive Officer and            2000      2002
                                          Chairman of the Board
Richard E. Chapman................  53    Director                               2000      2002

  NOMINEES FOR CLASS I DIRECTOR

     Mr. Karl C. Powell joined the Company in February 2000 as an outside Director. Mr. Powell is President of C.P. Enterprises, a management consulting company. Since August 2000, Mr. Powell has served as a Director for Verity Incorporated, a knowledge retrieval software company. From 1983 until 1999, Mr. Powell was Chairman of the Board, Chief Executive Officer, and a director of Sequent Computer Systems. From 1974 to 1983, Mr. Powell was employed by Intel Corporation, where his most recent position was General Manager for Microprocessor Operations. Mr. Powell served on the National Board of Directors of the

American Electronics Association from 1985 to 1986. He holds a Bachelor of Science Degree in mechanical engineering from the U.S. Merchant Marine Academy at Kings Point, NY.

     Mr. John E. McNulty joined the Company in February 2000 as an outside Director. Since June 1999, Mr. McNulty has served as Chairman of the Board and Chief Executive Officer of Secure Computing Corporation, where, previously, he served as President, from May 1999 to April 2001 and COO from May 1999 to June 1999. Mr. McNulty was employed by Genesys Telecom, where he served as Senior Vice President from 1997 to 1999. Mr. McNulty served as Senior Director of Marketing for Intel Corporation from 1993 to 1997.

  DIRECTORS WHOSE TERMS CONTINUES

     Mr. Gary J. Sbona, joined the Company in February 2000 as Chairman and Chief Executive Officer. Since 1997, Mr. Sbona has served as Chairman and Chief Executive Officer of Verity, Incorporated, a publicly traded software company that specializes in knowledge retrieval software. Since 2001, Mr. Sbona has served as Chairman and Chief Executive Officer of Accelerated Networks, Inc., a broadband telecommunications company. Mr. Sbona has served as a Director of 3D Systems Corporation, a publicly traded mass customization equipment manufacturer, since 1999, and a Director of Calico Commerce, Inc., a publicly traded software company, since 2001. Since 1974, Mr. Sbona has served as the Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a professional services firm that is currently providing the Company with management services. Mr. Sbona has held positions as an officer and director of numerous publicly and privately held companies.

     Mr. Richard E. Chapman joined the Company in July 2000 as an outside Director. Since January 2001, Mr. Chapman has served as Chief Administrative and Information Officer and Senior Vice President of Kindred Healthcare. From October 1997 to December 2000, he served as Senior Vice President and Chief Information Officer of Vencor, Inc. From March 1993 to September 1997, he was Senior Vice President and CIO for Columbia/HCA Healthcare Corporation. From March 1993 to August 1993, he was Vice President Information Systems for Galen Healthcare, Inc. From September 1988 to February 1993, he was Vice President Information Systems for Humana, Inc.

     There are no family relationships among any of the Directors or nominees for Director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of twenty-one (21) meetings during the fiscal year ending June 30, 2001. All directors attended at least 75% of the sum of the total number of meetings of the Board of Directors and committees thereof on which they served, held during the fiscal year or such shorter period as the director may have served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which consists of outside directors, Richard E. Chapman, John E. McNulty and Karl C. Powell, held four (4) meetings. This committee is primarily responsible selecting the Company's external auditors and setting the scope of their work. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A.

     The Compensation Committee, which consists of Richard E. Chapman, John E. McNulty and Karl C. Powell, held one (1) meeting during the fiscal year. This committee reviews and approves the Company's executive compensation policies and approves all stock option grants to executive officers.

     The Stock Option Committee, which consists of Mr. Gary J. Sbona, acted on twelve (12) occasions during the fiscal year. This committee is primarily responsible for approving stock option grants to employees (other than executive officers).

BOARD OF DIRECTORS COMPENSATION

     Compensation for directors who are not employees of the Company is $12,000 per annum and an additional $2,000 per meeting attended in person. Non-employee directors are automatically granted an initial option to purchase 100,000 shares of the Company's Common Stock and thereafter annual options to purchase 25,000 shares of the Company's Common Stock pursuant to the terms of the 1993 Directors' Stock Option Plan (the "Directors' Plan").

     During fiscal 2001, Richard E. Chapman was appointed to serve as a director and was granted options to purchase 100,000 shares of the Company's common stock from the 1997 Stock Option Plan (the "1997 Stock Plan").

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASD listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

     In this context, we held four meetings during the fiscal year ending June 30, 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Arthur Anderson LLP. We discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls.

     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2001 with management and Arthur Anderson LLP.

     We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Arthur Anderson's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Arthur Anderson for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended June 30, 2001 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of Arthur Anderson LLP as the Company's independent auditors for the fiscal year ended June 30, 2002, subject to shareholder ratification.

                                          The Audit Committee

                                          Richard E. Chapman
                                          John E. McNulty
                                          Karl C. Powell

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The following table details the fees paid or accrued by the Company for the audit and other services provided by Arthur Andersen LLP for the fiscal year ending June 30, 2001.

                                                              FISCAL YEAR
                                                                ENDING
                                                               JUNE 30,
                                                                 2001
                                                              -----------
Audit Fees(1)...............................................   $237,000
Financial Information System Design and Implementation
  Fees......................................................         --
All Other Fees(2)...........................................   $ 28,000
Total.......................................................   $265,000

---------------

(1) Audit services for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of the financial statements.

(2) Other fees include services relating to the Company's filings with the Securities and Exchange Commission.

     The Audit Committee has considered whether the non-audit services provided in the fiscal year ended June 30, 2001 by Arthur Anderson are compatible with maintaining auditor independence.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in the fiscal year ended June 30, 2001:

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                                   ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                        FISCAL   -----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(2)
---------------------------             ------   ---------   -----------   ------------   ------------
Gary J. Sbona(3)......................   2001          --(3)        --(3)     750,000           --(3)
  Chairman and Chief Executive Officer   2000                               2,400,000
Dennis J. Dunnigan(3).................   2001          --(3)        --(3)          --(3)        --(3)
  Chief Operating Officer                2000
Peter R. Simpson(3)...................   2001          --(3)        --(3)          --(3)        --(3)
  Chief Financial Officer                2000
Michael S. Worhach(4).................   2001     315,000      450,000(5)   1,002,000        2,179
  President

---------------

(1) May include (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

(2) Represents group term life insurance premiums and retirement plan matching contributions except as otherwise indicated.

(3) Mr. Sbona, Mr. Dunnigan and Mr. Simpson are all employees of and are paid by Regent Pacific Management Corporation and have no direct compensation from the Company during the fiscal years ending June 30, 2000 and 2001. See Section entitled "Employment and Change of Control Agreements" for more information on the agreement with Regent Pacific Management Corporation.

(4) Mr. Worhach joined the Company in August 2000.

(5) Includes $300,000 guaranteed bonus pursuant to the terms of his employment offer letter.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2001 to each of the Named Executive Officers:

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                        NUMBER OF      PERCENT OF                                  AT ASSUMED ANNUAL RATES OF
                        SECURITIES   TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO       EXERCISE                         OPTION TERM(3)
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   ----------------------------
NAME                    GRANTED(#)   FISCAL YEAR(1)   ($/SHARE)(2)      DATE         5%($)          10%($)
----                    ----------   --------------   ------------   ----------   ------------   -------------
Gary J. Sbona.........    750,000         12.3%         $9.6880       10/17/10     4,569,548      11,580,133
Dennis J. Dunnigan....         --           --               --             --            --              --
Peter R. Simpson......         --           --               --             --            --              --
Michael S. Worhach....  1,000,000         16.4%         $7.3438       08/01/10     4,618,476      11,704,126
Michael S. Worhach....      2,000          0.0%         $8.0000       09/15/10        10,062          25,500

---------------

(1) An aggregate of 6,110,050 options to purchase shares of the Company's Common Stock was granted to employees during the fiscal year ended June 30, 2001.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(3) These columns show the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Mr. Worhach's initial options were not granted under the Company's 1997 Plan or under the Non-Statutory Plan, but were granted outside these Plans.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 2001 and fiscal year-end option values:

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             SHARES       VALUE      OPTIONS AT JUNE 30, 2001         JUNE 30, 2001($)(2)
                           ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Gary J. Sbona............      --          --        2,900,000       250,000          --             --
Dennis J. Dunnigan.......      --          --               --            --          --             --
Peter R. Simpson.........      --          --               --            --          --             --
Michael S. Worhach.......      --          --          418,166       583,834          --             --

---------------

(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options, and multiplying such difference by the number of shares.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock underlying the options at June 30, 2001 (the closing price of the Common Stock of the Company was listed on The Nasdaq National Market at $7.14 per share on June 30, 2001) and the exercise price of the options, and multiplying such difference by the number of shares subject to outstanding options.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

RETAINER AGREEMENT WITH REGENT PACIFIC MANAGEMENT CORPORATION AND OPTION GRANT TO MR. SBONA

     The Company entered into a Retainer Agreement with Regent Pacific Management Corporation ("Regent") on February 10, 2000. This agreement was extended on October 17, 2000. The agreement expires in April 2002, provides for a fee of $75,000 per week to be paid to Regent, includes a retainer of $300,000, and provides for reimbursement of certain expenses. Regent is currently performing certain management services for the Company and has provided the Company with a five person management team which includes Gary J. Sbona, Dennis
J. Dunnigan, Mathew W. Service, James A. Garvey and Peter R. Simpson. Pursuant to the terms of this Agreement, Mr. Sbona, Mr. Dunnigan and Mr. Simpson have been appointed officers of the Company. The Company does not pay salaries to any member of the management team provided by Regent. In addition, the Company has granted options to purchase 3,150,000 shares of Common Stock to Mr. Sbona. These options vest and becomes fully exercisable upon a Change of Control or if Mr. Sbona's employment is terminated without cause. Pursuant to the terms of Mr. Sbona's option grant, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, or (3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

CHANGE OF CONTROL PROVISIONS IN OTHER AGREEMENTS

     The option to purchase 1,000,000 shares granted to Michael Worhach on August 1, 2000, in connection to his appointment as President, vests and becomes fully exercisable upon a Change of Control. The option to purchase 100,000 shares granted to Mr. Chapman on July 31, 2000 vests and becomes fully exercisable upon a Change of Control. Pursuant to the terms of these option grants, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, or (3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

     The options granted to Mr. McNulty on August 28, 2000 to purchase 100,000 shares and to Mr. Powell on August 28, 2000 to purchase 100,000 shares vest and become fully exercisable upon a Change of Control. Pursuant to the terms of Mr. McNulty's and Mr. Powell's option grants, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, (3) any person acquiring control over fifty percent (50%) of the Company's voting securities, or (4) a change in the composition of the Board in which the majority of the members are not incumbent directors within a two year period.

     The 1998 Non-Statutory Stock Option Plan (the "Non-Statutory Plan") and the 1997 Stock Plan both contain change of control provisions. Generally, under these plans, in the event of a change in control each unvested outstanding option shall become vested and exercisable as to an additional 1/12th (Non-Statutory Plan) or 1/16th (1997 Stock Plan) of the shares subject to the option for each full year that such option has been outstanding. In addition, each outstanding option may be assumed or an equivalent option or right substituted by the successor corporation.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company's Board of Directors. It describes the compensation policies and rationale with respect to the compensation paid to the Company's executive officers for the fiscal year ended June 30, 2001. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

     The Compensation Committee administers the Company's executive compensation programs. The Compensation Committee was comprised of non-employee directors of the Company, John E. McNulty, Karl C. Powell and Richard E. Chapman, during the fiscal year ended June 30, 2001. Richard E. Chapman was appointed to the Compensation Committee on July 31, 2000. The Company's programs and policies are designed to enhance stockholder values by closely linking executive rewards with the Company's success. The Company's executive compensation program has three elements:

     - Base Salary

     - Annual Cash Incentive Plan

     - Stock Option Program

BASE SALARY

     The base salaries for the Company's executive officers for the fiscal year ended June 30, 2001 set forth in the Summary Compensation Table were determined by the Compensation Committee. See "Executive Compensation -- Summary Compensation Table." The Compensation Committee considers the recommendations made by the Chief Executive Officer for the Company's officers other than the Chief Executive Officer. In its deliberations, the Compensation Committee takes into consideration:

     - Salaries of officers in similar positions in similar sized and comparable high technology companies. This peer group of companies may be different than those of the companies incorporated in the stock performance graph in as much as the former represents competitors for executive talent, and the latter represents commercial competitors;

     - Company performance as measured by achievement of goals and objectives established at the start of the previous fiscal year; and

     - Evaluations as made by the Chief Executive Officer of each individual's contributions (the Chief Executive Officer's performance was evaluated independently by the Committee).

ANNUAL CASH INCENTIVE PROGRAM

     The annual cash incentive plan is designed to reward participants for achievement of predetermined Company goals and objectives. These predetermined goals and objectives are designed to drive Company performance toward enhanced stockholder returns. During the fiscal year ended June 30, 2001, the Company paid a portion of the eligible awards as set forth in the summary compensation table.

STOCK OPTION PROGRAM

     The stock option program is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Compensation Committee takes into consideration:

     - Grants made to individuals in similar positions in comparable high technology companies;

     - Participants' contributions to the Company's performance, both short and long-term;

     - Prior stock option grants, especially as they relate to the number of options vested and unvested; and

     - Impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants in the last fiscal year set forth above. See "Executive Compensation -- Option Grants in Last Fiscal Year."

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Sbona serves as the Company's Chief Executive Officer and Chairman. The Compensation Committee has independently reviewed the compensation of the Chief Executive Officer. Mr. Sbona receives no direct compensation from the Company as he is employed by Regent Pacific Management Corporation. Please see section entitled "Employment and Change of Control Agreements" for more information on the agreement with Regent Pacific Management Corporation.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of the Company.

                                          Compensation Committee

                                          John E. McNulty
                                          Karl C. Powell
                                          Richard E. Chapman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona, the Company's Chief Executive Officer and Chairman of the Board of Directors, is the Chief Executive Officer. Pursuant to the agreement, Regent Pacific Management Corporation provides management services to the Company, including the services of Mr. Sbona as Chief Executive Officer, one of a five person Regent Pacific Management Corporation management team. The agreement as amended expires in April 2002, with a minimum compensation to Regent Pacific Management Corporation of $3,225,000 for fiscal 2002 through April 2002. See "Employment and Change of Control Agreements" for additional information on the agreement with Regent Pacific Management Corporation.

     The Company and Verity Incorporated have entered into an agreement in which the Company has sold $340,000 worth of data storage equipment to Verity Incorporated for its internal needs. Mr. Sbona serves as Chairman of the Board of Directors and Chief Executive Officer and Mr. Powell serves as a Director of Verity Incorporated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company is not aware of any other interlocks or insider participation required to be disclosed under applicable rules of the SEC.

                              COMPANY PERFORMANCE

     The following performance graph compares the cumulative total return to stockholders of the Company's Common Stock since June 30, 1995 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) and (ii) the JP Morgan, Hambrecht & Quist Technology Index. The information contained in the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The performance graph assumes that $100 was invested on June 30, 1995 in the Company's Common Stock at the closing price on the first day of trading of $12.50 per share, and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                               PERFORMANCE GRAPH

                              (PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000      2001
------------------------------------------------------------------------------------------
 Auspex Systems,
  Inc.                 $100.00   $120.00   $77.00    $43.50    $87.00    $39.50    $ 57.12
 JP Morgan H & Q
  Technology           $100.00   $116.87   $152.63   $193.33   $312.48   $549.10   $270.89
 Nasdaq Stock
  Market - U.S         $100.00   $128.39   $156.08   $205.94   $291.95   $431.07   $234.70
------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 7, 2001 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the Company's last fiscal year and the three most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last fiscal year, (iii) each director of the Company, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders, which relate to voting or investment power of its shares of Common Stock.

                                                               SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              -------------------------
                                                                          PERCENTAGE OF
                                                               NUMBER       OWNERSHIP
                                                              ---------   -------------
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS
State of Wisconsin Investment Board(2)......................  8,872,000       19.5%
  P.O. Box 7842
  Madison, WI 53707
RS Investment Management(3).................................  3,209,500        7.1%
  338 Market Street
  Suite 200
  San Francisco, CA 94111-5312
Gary J. Sbona(4)............................................  3,150,000        6.5%
James E. Crabbe(5)..........................................  2,758,500        6.1%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Franklin Resources Inc(6)...................................  2,516,336        5.5%
  777 Mariners Island Blvd
  P.O. Box 7777
  San Mateo, CA 94403-7777
Michael S. Worhach(7).......................................    506,170        1.1%
Peter R. Simpson............................................      1,100          *
Dennis J. Dunnigan..........................................          0          *
Karl C. Powell(7)...........................................    175,473          *
John E. McNulty(7)..........................................     72,566          *
Richard E. Chapman(7).......................................     54,166          *
All executive officers and directors as a group (7
  persons)(8)...............................................  3,959,475        8.0%

---------------

 *  Less than one percent.

(1) Applicable percentage of ownership is based on 45,464,519 shares of the Company's Common Stock outstanding as of September 7, 2001 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 7, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) State of Wisconsin Investment Board claims sole voting and dispositive power as to the 8,872,000 shares. Information provided herein is based upon a
    Schedule 13F filed with the SEC in June 2001 and subsequent conversations with the investor.

(3) RS Investment Management claims sole voting power over a total of 3,209,500 shares. Information provided herein is based upon a Schedule 13F in June 2001 and subsequent conversations with the investor.

(4) Includes 3,150,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 7, 2001.

(5) James E. Crabbe beneficially owns 2,723,500 shares as trustee of the James
    E. Crabbe Revocable Trust and he also may exercise dispository and voting discretion over 35,000 shares held within the Phileo Foundation managed by Mr. Crabbe. Mr. Crabbe does not directly own any shares. Information provided herein is based solely upon a Schedule 13G filed with the SEC in January 2001.

(6) The shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Information provided herein is based solely upon a
    Schedule 13G filed with the SEC in February 2001.

(7) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 7, 2001 as follows: Michael S. Worhach, 502,000; shares; Karl C. Powell, 54,166 shares; John McNulty, 54,166 shares; Richard E. Chapman, 54,166 shares;

(8) Includes 3,814,498 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 7, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ended June 30, 2001 all executive officers, directors and 10% stockholders complied with all Section 16(a)filing requirements.

                                 OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          The Board of Directors

                                          [/s/ HENRY P. MASSEY]

                                          Henry P. Massey, Jr.
                                          Secretary

Dated: October 12, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                              AUSPEX SYSTEMS, INC.
                             (ADOPTED MAY 30, 2000)

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of Auspex Systems, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Prior to June 14, 2001, a majority of the members shall meet the prior independent requirements. On or before June 14, 2001, the members will meet the following criteria:

          1. Each member will be an independent director, in accordance with the new Nasdaq National Market Audit Committee requirements;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

          3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors or that the Committee deems appropriate to fill the intent of this Charter.

MEETINGS

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      1185-PS-01

                                   DETACH HERE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              AUSPEX SYSTEMS, INC.
               2800 SCOTT BOULEVARD, SANTA CLARA, CALIFORNIA 95050

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 15, 2001

        The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 12, 2001, and hereby appoints Gary J. Sbona and Peter R. Simpson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held on November 15, 2001 at 1:30 p.m. local time, at the Company's headquarters located at 2800 Scott Boulevard, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

               --------------------------------------------------

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

               --------------------------------------------------

                         ------------------------------

                                   DETACH HERE

        Please mark [X] votes as in this example.

        This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR the election of two (2) Class II directors, FOR proposal 2, and as said proxies deem advisable on such other matters as may properly come before the meeting.

        1. To elect two (2) Class II directors of the Company to serve for a two-year term. Nominees: Karl C. Powell, John E. McNulty
                MARK HERE:

                FOR [ ]  WITHHELD [ ]

                IF YOU PLAN TO ATTEND THE MEETING [ ]
                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW[ ]

        2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending June 30, 2002.

                FOR [ ]         AGAINST [ ]          ABSTAIN [ ]

        3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

        (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature:                                         Date:
          ----------------------------------            ------------------------


Signature:                                         Date:
          ----------------------------------            ------------------------